Calculation of Filing Fee Tables
S-3
NewtekOne, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.02 per share	457(o)
		Equity	Preferred Stock, par value $0.02 per share	457(o)
		Other	Depositary Shares(4)	457(o)
		Other	Subscription Rights(5)	457(o)
		Other	Warrants	457(o)
		Debt	Senior Debt Securities	457(o)
		Debt	Subordinated Debt Securities	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 650,000,000.00	0.0001381	$ 89,765.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 650,000,000.00		$ 89,765.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 32,733.86
			Net Fee Due:						$ 57,031.14
Offering Note
[1]	Rule 457(o); Rule 457(p) (1) The amount to be registered consists of up to $650,000,000 of an indeterminate amount of common stock, preferred stock, depositary shares, subscription rights, warrants, senior or subordinated debt securities, and/or units. (2) Includes such indeterminate number of shares of the Registrants common stock as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock. (3) The proposed maximum offering price per security will be determined, from time to time by the Registrant in connection with the sale of the securities registered under this Registration Statement. (4) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt (5) Subscription rights will represent representing rights to purchase shares of common stock, preferred stock, depositary shares or senior or subordinated debt securities or other securities. (6) Warrants will represent rights to purchase common stock, preferred stock, depositary shares or senior or subordinated debt securities or other securities. (7) Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. (8) The Registrant is claiming certain fee offsets pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the Securities Act). Please see Table 2 below for more information.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	NewtekOne, Inc.	S-3	333-269452	01/27/2023		$ 20,734.97	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 20,734.97
Fee Offset Claims	2	NewtekOne, Inc.	S-4	333-291615	11/18/2025		$ 11,998.89	Debt	8.50% Fixed Rate Senior Notes Due 2031		$ 11,998.89
Fee Offset Sources		NewtekOne, Inc.	S-3	333-269452		01/27/2023						$ 55,100.00
Fee Offset Sources		NewtekOne, Inc.	S-4	333-291615		11/18/2025						$ 13,086.70
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) On January 27, 2023, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-269452) (the 2023 Registration Statement). The 2023 Registration Statement registered an aggregate amount of $500,000,000 of common stock, preferred stock, depositary shares, subscription rights, warrants, senior or subordinated debt securities, and/or units to be offered by the Registrant from time to time. In connection with the filing of the 2023 Registration Statement, the registrant paid $55,100.00 in fees to register the offering of securities under the 2023 Registration Statement. The 2023 Registration Statement is set to expire in July 2026. The Registrant used $34,365.03 in filing fees in connection with offerings under the 2023 Registration Statement and the Registrant is using the remaining $20,734.97 to partially offset the filing fee in connection with this filing pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the Securities Act).

[2]	(2) On November 11, 2025, the registrant initially filed a Registration Statement on Form S-4 (File No. 333-291615) (the 2025 Registration Statement). The 2025 Registration Statement registered an aggregate amount of $94,762,500 of the Registrants 8.50% Fixed Rate Senior Notes Due 2031 (the 2031 Notes) pursuant to an offer to exchange such notes for the Registrants 5.50% Notes Due 2026 (the Exchange Offer). In connection with the filing of the 2025 Registration Statement, the registrant paid $13,086.70 in fees to register the maximum amount of 2031 Notes offered in the Exchange Offer. $7,877,000 of 2031 Notes were issued in the Exchange Offer and $1,087.51 in filing fees in connection with the Exchange Offer were payable in connection therewith. The Registrant is using the remaining $11,998.89 to partially offset the filing fee in connection with this filing pursuant to Rule 457(p) under the Securities Act.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date